 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2011

CHANGDA INTERNATIONAL HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-53566 (Commission File Number)	98-0521484 (I.R.S. Employer Identification No.)

10th Floor Chenhong Building No. 301 East Dong Feng Street Weifang, Shandong, People’s Republic of China 261041
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: +86 1586 311 1662

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As of February 25, 2011, Changda International Holdings, Inc. (the “Company”) repaid all principal and interest due and payable under the promissory notes in the aggregate principal amount of $900,000 issued to certain accredited investors on February 3, 2010 (the “February 2010 Notes”).   As of the date of this Current Report on Form 8-K, the Company’s only remaining obligation with respect to the February 2010 Notes is a claim by two investors for approximately $25,000 of attorneys fees payable in connection with the prior collection efforts related to the amounts that were previously owed under their respective February 2010 Notes.  The Company has requested supporting documentation from counsel to such investors regarding such alleged fee amounts in an effort to  address this final claimed obligation under the February 2010 Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANGDA INTERNATIONAL HOLDINGS, INC.

Dated: March 8, 2011	By:	/s/ QingRan Zhu
QingRan Zhu
Chief Executive Officer